Exhibit 23(b)

[DELOITTE & TOUCHE LLP LETTERHEAD]
Two Hilton Court
P.O. Box 319
Parsippany, New Jersey  07054-0319


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of E'town Corporation on Form S-3 of our reports dated February 16, 1996 and March 28, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of E'town Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Parsippany, New Jersey

November 22, 1996